Exhibit 10.8

Execution Copy

Assignment and assumption agreement

This ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”), effective as of May 13, 2021, is between TERAWULF INC., a Delaware corporation (the “Assignor”) and NAUTILUS CRYPTOMINE LLC, a Delaware limited liability company (the “Assignee”).

RECITALS

A.       Assignor and Minerva Semiconductor Corp. (the “Seller”) are parties to that certain Equipment Purchase Agreement, dated as of March 19, 2021 (the “Equipment Purchase Agreement”).

B.        Assignor wishes to assign all of its rights and obligations under the Equipment Purchase Agreement to Assignee on the terms and subject to the conditions set forth herein and the Assignee wishes to assume all of such rights and obligations from Assignor on such terms and subject to such conditions set forth herein (collectively, the “Assignment”).

C.        Pursuant to Section 7.2 of the Equipment Purchase Agreement, neither party may assign the Equipment Purchase Agreement without the prior written approval of the other party;

D.       WHEREAS, Seller has provided prior written approval of the Assignment, a copy of which is attached hereto as Exhibit A.

NOW THEREFORE, Assignor and Assignee, intending legally to be bound, and in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, hereby agree as follows:

AGREEMENTS

1.                           Assignment and Acceptance of Equipment Purchase Agreement. Assignor hereby sells, transfers, conveys, assigns and delivers to Assignee all of Assignor’s benefits, rights, title and interest in and to the Equipment Purchase Agreement and Assignor’s duties and obligations under the Equipment Purchase Agreement. Assignee hereby accepts such assignment of all Assignor’s benefits, rights, title and interest in and to the Equipment Purchase Agreement and assumes Assignor’s duties and obligations under the Equipment Purchase Agreement.

2.                           Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. The validity, interpretation and effect of this Agreement are governed by and will be construed in accordance with the laws of the State of New York without regard to conflicts of law doctrines that would result in the application of any law other than the law of the State of New York. Each of Assignor and Assignee hereby irrevocably and unconditionally consents to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (or, if such court lacks subject matter jurisdiction, in the United States District Court or the District of Delaware) for any action, suit or proceeding arising out of or related hereto. Each of Assignor and Assignee further hereby irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of or relating to this Agreement in such courts, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in any inconvenient forum. EACH OF ASSIGNOR AND ASSIGNEE HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT (TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW) TO A TRIAL BY JURY OF ANY DISPUTE ARISING OUT OF, UNDER OR RELATING TO, THIS AGREEMENT AND AGREES THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY

3.                           Counterparts. This Agreement may be executed in two or more counterparts, each of which is an original, but all of which together constitute one and the same instrument.

4.                           Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be valid, binding, and enforceable under applicable law, but if any provision of this Agreement is held to be invalid, void (or avoidable) or unenforceable under applicable law, such provision shall be ineffective only to the extent held to be invalid, void (or avoidable) or unenforceable, without affecting the remainder of such provision or the remaining provisions of this Agreement.

5.                           Further Assurances. Each of the parties hereto will, from time to time and at all times hereafter, at its own expense, upon every reasonable request to do so by another party hereto, promptly make, do, execute and deliver, or cause to be made, done, executed and delivered, all such further acts, deeds, assurances and things as may be legally required or reasonably necessary in order to further implement and carry out the assignments and assumptions contemplated by this Agreement.

6.                           Successors and Assigns. The provisions of this Agreement are binding upon, and will inure to the benefit of, the successors and assigns of each of Assignor, and Assignee, respectively.

7.                           Further Assurances. Each of Assignor and Assignee shall execute and deliver, at the reasonable request of the other party, such additional documents, instruments, conveyances and assurances and take such further actions as such other party may reasonably request to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement

[signature page follows]

This Agreement is executed as of the date first written above.

ASSIGNOR:

TERAWULF INC.

By:	/s/ Nazar Khan
	Name:	Nazar Khan
	Title:	Executive Vice President and Chief Operating Officer

- Signature Page to Assignment and Assumption Agreement -

ASSIGNEE:

NAUTILUS CRYPTOMINE LLC

By:	/s/ John Chesser
	Name:	John Chesser
	Title:	Chief Financial Officer

ASSIGNEE:

NAUTILUS CRYPTOMINE LLC

By:	/s/ Alex Hernandez
	Name:	Alex Hernandez
	Title:	Chief Executive Officer

- Signature Page to Assignment and Assumption Agreement -

Exhibit A

Minerva Consent

See attached.

Minerva Semiconductor Corp.

#3 559 Hurricane Drive

Calgary, AB

T3Z 3S8

Terawulf Inc.

9 Federal Street

Easton, MD 21601

May 10, 2021

RE: Consent to assignment

Dear Sirs,

We refer to that certain Equipment Purchase Agreement, dated as of March 19, 2021 by and between Minerva Semiconductor Corp. (“we”) and Terawulf Inc. (“Buyer”).

Pursuant to Section 7.2 of the Equipment Purchase Agreement, we hereby consent to the assignment of the Equipment Purchase Agreement by Buyer to Nautilus Cryptomine LLC, including all Buyer’s right, obligations, interests in, and the full benefit of, the Equipment Purchase Agreement.

Nothing in this consent shall otherwise amend or modify the provisions of the Equipment Purchase Agreement. This consent shall be governed by the laws of the Province of Alberta, Canada without regard to any conflict of laws provisions that might otherwise apply.

Sincerely,
Minerva Semiconductor Corp.

By:	/s/ Chong MA
	Name:	Chong MA (Marc)
	Title:	CEO